SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                  --------------------------------------------


                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): February 8, 2006
                                                         ----------------


                               PACTIV CORPORATION
             (Exact name of registrant as specified in its charter)


                                    Delaware
                                    --------
         (State or other jurisdiction of incorporation or organization)


1-15157                                                               36-2552989
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(Commission File Number)                        (IRS Employer Identification No)


               1900 West Field Court, Lake Forest, Illinois 60045
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               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (847) 482-2000


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ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

     Executive Officer Compensation Arrangements

     On February 3, 2006, the Compensation/ Nominating/Governance ("C/N/G") Committee, of the Board of Directors approved certain matters in connection with the Annual Incentive Awards for 2006 and the Performance Shares Awards for 2006-08 under the Company's 2002 Incentive Compensation Plan (the
     "Plan"). A copy of the Plan, which was approved by the Company's shareholders, is filed as Exhibit 10.14 to the Company's Form 10-K.

     Annual Incentive Awards

     Under the Plan, the C/N/G Committee is authorized to grant Annual Incentive Awards to participants in amounts that are earned based on the Company's performance against identified business and/or financial performance measures. A list of the performance measures from which the C/N/G Committee may select is included in the Plan. For the Company's CEO and the four other most highly compensated executive officers (collectively, the "named executives"), the Plan has a formula that creates a pool for the Annual Incentive Award available to the named executives, and no named executive can receive more than his or her allocable share of the pool. For 2006, the C/N/G Committee determined that, for purpose of determining the individual caps for the Annual Incentive Awards, the pool would be allocated 40% to the CEO and 15% to each of the other four named executives.

     Subject to the pool defined above, the amount that may be earned is 0% to 200% of the target amount for a participant, depending on performance. The target amount for the named executives is a percentage, varying from 55% to 100% of the midpoint of the salary range for their grade or base salary. Performance measures selected by the C/N/G Committee for determining Annual Incentive Awards for 2006 are (i) earnings per share, excluding Extraordinary Items (as defined in the Plan), which is weighted 70%, and
     (ii) free cash flow, which is weighted 30%. The C/N/G Committee may adjust the amounts so determined by up to 30% to reflect other factors the C/N/G Committee determines to be appropriate.

     Performance Share Awards

     Under the Plan, the Company may grant key executives Performance Shares. These awards are granted over a three-year period, and may be earned at 0% to 200% of the grant or "target" amount based on the Company's performance against the performance measures determined by the C/N/G Committee each year, subject to adjustment by the C/N/G Committee based on the Company's performance over the entire three-year period. The amounts earned are measured in shares, and may be paid out in cash or shares as determined by the C/N/G Committee. A list of the performance measures from which the C/N/G Committee may select is included in the Plan.

     For the named executives, the C/N/G Committee has established a "pool" equal to the greater of 2.5% of the of the Company's consolidated earnings (less Extraordinary Items, as defined in the Plan) over the three-year performance period, and 5% of the Company's free cash flow over such period, and the value of Performance Shares that may be earned by any named executive cannot exceed his allocable portion of such pool (based on the Company's share price as of the last day of the three-year performance period). The C/N/G Committee has allocated the percentage interests in such pool for the 2006-08 grant of 40% to the CEO and 15% to each of the other four named executives.

     On February 3, 2006, the C/N/G Committee determined the target amounts of the 2006-08 Performance Share Awards for the participants in the Plan. The target amounts for the named executives are as follows:

                  Richard L. Wambold:       120,000 shares

                  Andrew A. Campbell:        50,000 shares

                  Peter J. Lazaredes:        55,000 shares

                  John N. Schwab:            45,000 shares

                  James V. Faulkner, Jr.:    20,000 shares

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report be signed on its behalf by the undersigned hereunto duly authorized.



Date: February 8, 2006



PACTIV CORPORATION



By: /s/ James V. Faulkner, Jr.
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    James V. Faulkner, Jr.
    Vice President and General Counsel